AGREEMENT

                                                                   July 1, 1995

BETWEEN

Hosokawa Alpine Aktiengesellschaft
Peter-Dorfler-Str. 13-25
8900 Augsburg 22

represented by the Chairman of its Supervisory Board, Mr. Isao Sato

- hereinafter referred to as "Alpine" -

AND

Dietmar Mayerhauser

- hereinafter referred to as "Mr. Mayerhauser" -


PREAMBLE

Mr. Mayerhauser has been employed by Alpine AG since May 1, 1964. With effect from October 10, 1990, Mr. Mayerhauser was appointed as a member of the Alpine Management Board (Vorstand) by the Supervisory Board (Aufsichtsrat) of Alpine. This Agreement between Alpine and Mr. Mayerhauser is as follow:


1. POSITION

1.1 Mr. Mayerhauser is the Chairman of the Management Board of Alpine. The appointment is extended, this date, for a period of 5 years and expires on June 30, 2000.

1.2 Mr. Mayerhauser shall represent the company with his single signature in accordance with the Standing Orders of the Management Board and the policies of the shareholders as provided for in the policy manual attached hereto.

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1.3     Mr. Mayerhauser shall conduct the business of Alpine in accordance with
        Statutory Law, the Articles of Association of Alpine and its Standing Orders for the Management Board and the policies of the shareholders as provided for in the policy manual attached hereto. He shall dedicate his activities exclusively to Alpine. The performance of other activities of a professional nature - irrespective of whether they are performed on a honorary of pecuniary basis - requires the prior written consent of the Chairman of the Supervisory Board, which consent may be revoked at any time. This shall apply in particular to the acceptance of Supervisory Board membership mandates and similar offices and - to the extent that interests of Alpine could be affected - to opinions, publications and lectures.

1.4 For the duration of this Service Agreement, Mr. Mayerhauser will not take a financial interest in an enterprise which competes against Alpine or its affiliates or which maintains more than an insubstantial amount of business relation with Alpine or its affiliates and associated enterprises. Shareholdings of up to 5% do not rate as interest for the purpose of this clause.

1.5 The Statute on Employee Inventions shall apply to inventions made by Mr. Mayerhauser during the period of this Agreement. The use of technical or organizational improvement proposals by Mr. Mayerhauser shall accrue to Alpine without separate consideration.

1.6 Mr. Mayerhauser shall keep business information, documents and papers secret at all times and surrender said documents and papers at any time on request and without request at such time when this Agreement ends to the Management Board or its representative. There shall be no right of retention in such documents and papers. The secrecy obligation with regard to business information shall survive this Agreement.


2.  COMPENSATION

2.1 Mr. Mayerhauser shall receive as compensation for his activities for Alpine a fixed salary of DM 24,310 per month, payable by Alpine at the end of each month from July 1, 1995, subject to an annual review and appraisal by the Supervisory Board. Vacation pay and Christmas pay is not included in the monthly salary figure.

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        A bonus may be paid at the discretion of the presidential committee of the Supervisory Board, taking into account the financial results of Alpine and the contribution of Mr. Mayerhauser.

2.2 Any bonus for the preceding fiscal year shall be due payable within no more than 6 months following the end of the Fiscal Year. In the event that this Service Agreement should terminate before the end of a fiscal year, any bonus awarded shall be calculated and paid pro-rata.

2.3 Mr. Mayerhauser shall be entitled to additional holiday pay in accordance with standard Alpine practice. In addition, Mr. Mayerhauser shall be entitled to Christmas money in accordance with standard Alpine practice.

2.4 Alpine shall make available to Mr. Mayerhauser a car, the type of which is commensurate with his position for private and official use.

2.5 Expenses for business activities and travel will be reimbursed to Mr. Mayerhauser on the basis of individual evidence of expenditure in accordance with tax regulations and with Alpine policies.

2.6 Alpine shall continue to pay the premium on Alpine's part of the Government Pension Plan. Alpine shall contribute towards private health insurance of Mr. Mayerhauser at the monthly premiums stipulated by the insurance company for the type and extent of private health insurance enjoyed by Mr. Mayerhauser at the moment (annual premium approximately 4,281 DM) and include Mr. Mayerhauser in a general insurance plan providing coverage for liability and travel insurance.

2.7 Mr. Mayerhauser shall pay tax on the above elements of compensation (except for those mentioned in Sec. 2 subsec. 2.6) as provided for and determined in tax law and by tax regulations.


3.  VACATION

3.1 Mr. Mayerhauser is entitled to an annual vacation of 35 working days. The timing of vacation should be agreed with the commercial interests of Alpine and the vacation periods of other members of the Management Board and senior executives.

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4.  ILLNESS

4.1 In case of temporary inability to work due to illness, accident or for any other cause for which Mr. Mayerhauser is not responsible, the compensation according to Sec. 2 subsec. 2.1 shall continue for a period of 12 months, but no longer than to the contractually agreed expiration of this Agreement.

4.2 In the event that Mr. Mayerhauser should die during the period of this Agreement, his widow and/or minor children shall continue to receive the compensation according to Sec. 2 subsec. 2.1 for the month of death and the following 3 months, but no longer that to the contractually agreed expiration of this Agreement.

4.3 Mr. Mayerhauser is prepared to subject himself to a thorough medical examination once a year and to report to the Chairman of the Supervisory Board on the result of such examination. Cost of examination to be paid by the company.


5.  PENSION

5.1 Mr. Mayerhauser will be covered by the applicable company pension plan for a member of the Management Board.


6.  DURATION

6.1     This Service Agreement shall terminate on June 30, 2000.

6.2 A prolongation of this Agreement should be agreed no later than 3 months prior to its termination by a written agreement of Mr. Mayerhauser and Alpine.

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6.3     In the event that Mr. Mayerhauser should become permanently unable to perform his duties during the period of this Agreement, this Agreement shall end upon the end of the calendar quarter during which the permanent inability was determined. Compensation will continue after the termination of the agreement for 12 months. Permanent inability for the purposes of this clause shall exist, if Mr. Mayerhauser should for reasons of health most likely not be in a position permanently to meet the responsibilities incumbent on a member of the Management Board in accordance with its Standing Orders and distribution of responsibilities.

6.4 This agreement can be terminated with 3 months notice if Mr. Mayerhauser's appointment as a member of the Board of Management is rescinded (cancelled) by the Supervisory Board for any valid reason. If this agreement is cancelled a severance will be paid of 2 annual salaries (including Christmas pay, vacation pay and bonus payments) of the full preceding calendar year. The severance will not apply if the appointment as a member of the Board of Management in cancelled by the Supervisory Board for actions of a criminal nature. The severance will apply at the termination of this agreement if it is not renewed by Alpine. Severance will not apply after Mr. Mayerhauser reached age 65, takes early retirement, resigns or the agreement is not renewed by Mr. Mayerhauser.


7.  GENERAL

7.1 This Agreement states the entire agreement between Mr. Mayerhauser and Alpine and all companies affiliated with Alpine.

7.2 In the event that any clause or clauses of this Agreement should be or become wholly or partially invalid, this shall not affect the validity of the remaining clauses. In place of the invalid clauses such reasonable valid clauses shall apply, which are commercially closest to what the contracting parties would have agreed had they considered the invalidity. This will also apply in the event that the invalidity of a clause should be by reference to specific terms of periods provided for in this Agreement; in this case such legal admissible extent or period shall be deemed agreed which is as close as possible to what the parties intended.

7.3 Place of performance for all services under this Agreement is the principal offices of Alpine located in Augsburg.

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7.4     Any amendments to this Agreement shall only be valid if in writing and signed both by Alpine and Mr. Mayerhauser.

7.5     This Service Agreement shall be governed by German Law.



Augsburg, this 30th day or March 1995



                                        Chairman of Supervisory
                                        Board of Alpine AG


                                        /s/ ISAO SATO
                                        --------------------------------------
                                            Isao Sato




Agreed to and Accepted



/s/ DIETMAR MAYERHAUSER
------------------------------------
    Dietmar Mayerhauser

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                              EMPLOYMENT AGREEMENT

The undersigned

Hosokawa Micron International B.V., established at Amsterdam, The Netherlands, for the purpose of this agreement represented by Mr. I. Sato, further to be called Employer

and

Mr. D.E. Mayerhauser, born on December 31, 1939, further to be called Employee hereby declare to have entered into an employment agreement subject to the following conditions and ruled by the following articles:


ARTICLE 1.  COMMENCING DATE, DURATION AND TERM OF NOTICE

1.1 This agreement will commence on June 1, 1996 and is entered by the parties for an indefinite period of time.

1.2 During the validity of this agreement both the employer and the employee have, under all circumstances, the right to terminate this employment contract, provided termination is in line with Dutch legal requirements. Term of notice of this contract is 2 months, whereas termination can only become effective as for the last day of a calendar month.


ARTICLE 2.  POSITION

2.1     The employee serves in the position of Managing Director European Block.

2.2 The employee commits himself to reasonably fulfill all duties and responsibilities belonging to the position of Managing Director European Block as well as those duties which, in the opinion of the employer, belong to this position.

2.3 The employee is aware of the tasks and responsibilities of the position and, if necessary, will receive further detailed explanation in consultation with the employer.

2.4 The employer is, at all times, entitled to alter unilaterally, within reason and after consultation with the employee, the position being filled by the Managing Director Europe and/or duties and responsibilities belonging to this position.

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ARTICLE 3.  PERFORMANCE OF DUTIES

3.1 With regard to this position the employee is not allowed to accept, stipulate or gain any direct profit from third parties for his own benefit, in whatever way or by whatever title, according to the known and signed Manual on Standards of Business Conduct of HMI Inc.

ARTICLE 4.  SALARY AND COMMISSION SCHEME

4.1 As of June 1, 1996 the employee will receive a monthly gross salary of Dfl. 25.000,=. The monthly gross salary will be reviewed every year in January.

4.2 The employee is entitled to 8% holiday pay, based on 12 times the gross monthly salary stated in article 4.1, which will be paid in May of each year.

4.3 The employee is, in addition to his base monthly gross salary, entitled to an annual bonus. The amount of the bonus is at the discretion of the employer and will be paid in June of each year.


ARTICLE 5.  FRINGE BENEFITS

5.1 The employee is entitled to 25 working days holiday, based on a full calendar year's employment, provided the employee will take his holiday after having obtained the agreement of the employer.

5.2     The employee is entitled to 13 rosterfree days (A.D.V.) per year.

5.3 The employer will contribute on a 60 % basis to the premium of the pension scheme (Bedrijfspensionfonds voor de Metaalindustrie).

5.4 The employer will contribute on a 60 % basis to the premium of the early retirement scheme (V.U.T.) with the Stichting Uittreden Metaal.

5.5 The employer will give the employee a fixed expense allowance of Dfl. 500,= per month, for expenditures for representation purposes and out of pocket expenses.

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5.6     The employer will reimburse all costs of the employee's private telephone.

5.7 Cost incurred by the employee for the sake of the employer will be reimbursed on a cost basis after submission of the proper vouchers.

5.8 The employer will reimburse all other travel expenses related to business activities on a cost basis after submission of the proper vouchers.


ARTICLE 6.  ADDITIONAL

This agreement shall be governed by Dutch law.


Any dispute arising from this agreement will be judged by the competent Courts of the Netherlands.


Agreed and signed in duplicate:


Place and date:                                   Place and date:


/s/ A'deur, June 1, 1996


Employer:                                         Employee:


/s/ M.J. Stroop



/s/ I. Sato

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     HOSOKAWA MICRON INTERNATIONAL B.V.
     WORLD TRADE CENTER
     Strawinskylaan 249, 1077 XX Amsterdam / Holland,
     Tel. (020) 673 55 71/ Fax (020) 676 20 61




MEMO
To   : D. Mayerhauser

From : M.J. Stroop                                Date : 4 March 1997

Ref. : MJS/6632/cvr                               Copy : B. Derksen
                                                         I. Sato
Subj.: Labor Agreement - Salary per January 1, 1997




                        STRICTLY PRIVATE & CONFIDENTIAL


In addition to the Labor agreement as signed with you on July 15 and 16, 1996, following amendments are made:

Article 4.1
Monthly salary Dfl. 9.225,--, 50 including holiday pay Dfl. 119.556,--.

Article 5.5
Fixed Expense Allowance of Dfl. 1.012,50 of which Dfl. 500,-- is tax free, plus a taxable variable allowance of Dfl. 168,75 a day when working in Amsterdam. Details of which to be sent on a monthly basis to Payroll department HM BV.

Article 5.3/5.4
Pensions are paid under a German pensions agreement. HMI BV will pay that part which relates to Dutch salary.

Agreed:
For HMI BV                                  For D. Mayerhauser

/s/ M.J. Stroop                             /s/ D. Mayerauser


Date:  4/03/1997                            Date:  4/03/97

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Agreement by and among,

Hosokawa Alpine A. G. (HAAG), Peter-Dorfler-Strasse 13-25, 86199 Augsburg, Germany, a company registered under German law and represented by its Managing Director, Mr. Achim Vogel;

Hosokawa Micron International B.V. (HMI BV), Strawinskylaan 249,1077 XX Amsterdam, the Netherlands, a company registered under Dutch law and represented by Mr. M. J. Stroop, Director; and

Mr. Dietmar Mayerhauser (DM), Hohenweg 19, 86497 Horgau-Auerbach, Germany, representing himself.

         WHEREAS, HAAG and DM have entered into an employment agreement effective from June 30, '95 which provides for salary and benefits under the assumption that DM will devote all of his time and activities to HAAG.

         WHEREAS, with the approval of HAAG, DM has assumed duties at HMI BV and has entered into an employment agreement effective July 15, 96 with HMI BV which also assumes that DM will devote full time to activities and duties for HMI BV.

         WHEREAS, it is accepted that DM will now devote his time to duties and activities for both HMI BV and HAAG and, with their consent, other companies;

         WHEREAS, HAAG, HMI BV and DM recognize that arrangements must be agreed to to insure appropriate salary and benefits are paid to DM based on time and effort.

NOW, THEREFORE, the parties agree as follows:

1. DM's salary, bonus, benefits and other employment arrangements will be governed by the terms, conditions and requirements of the employment agreement between DM and HAAG. All payments to DM (whether from HMI BV and/or HAAG) may not exceed the amounts specified in the agreement between DM and HAAG.

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2.    Any and all salary paid, benefits provided and other employment arrangements agreed to and provided under terms of the employment agreement between DM and HMI BV shall go to reduce, D Mark for D Mark and item for item, the salary, benefits and other employment arrangements provided for under the employment agreement between DM and HAAG subject only to the exceptions provided for in section 3 for pension payments.

3. Pension arrangements for and on behalf of DM are provided for in the employment agreement between DM and HAAG. This pension arrangement shall be based on the salary provided for in the HAAG agreement irrespective of and not withstanding the fact that a portion of this salary will not actually be paid by HAAG to DM as payments to DM by HMI BV, as provided for in section 2, shall offset HAAG's salary obligation to DM but not HAAG's obligation to fund all pension arrangements.

4. HMI BV shall pay to HAAG an amount to reimburse HAAG for the costs of DM's pension arrangement equal to that portion of HAAG's pension cost for DM which is based on the salary paid to DM by HMI BV and which must be included in DM's pension arrangement as per section 3. HAAG shall invoice HMI BV in D Marks for this cost annually and shall include all information reasonably necessary to support the claim.

5. HMI BV will provide a monthly accounting (by the 20th of the subsequent month; attention: Finance Director) to HAAG for all payments made and benefits provided to DM by HMI BV.

6. Adjustment in the amounts paid and/or benefits provided to DM by HAAG for amounts and benefits provided to DM by HMI BV shall be made by HAAG as soon as practicable after receipt of information per section 5. HAAG shall provide DM with all reasonable documentation requested to support such adjustments.

7. This agreement shall remain in effect so long as DM's duties and time is split between HAAG and HMI BV and there are employment agreements in effect by and among DM and HAAG and DM and HAAG.

8. This agreement shall remain confidential among the parties, except that DM may disclose the arrangement to his tax/financial advisor(s) and HMI BV and HAAG may

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      disclose the agreement to their auditors and tax authorities, if required or requested.

9.    This agreement shall be effective from the date first above written.

10. The agreement is written in the English language and this English version shall govern.

11. Should any of the terms or conditions of this agreement be deemed unenforceable or void, then such term shall be deemed null and void and the other provisions of the agreement shall remain if full force and effect except that if section 2 of the agreement is held to be void, then the agreement shall be deemed terminated.

Agreed to this 11th day of March, 1997.

                               HOSOKAWA ALPINE AG
                               by Achim Vogel

                               /s/ ACHIM VOGEL
                               ---------------------------------------
                                   Achim Vogel
                                   Title



                               HOSOKAWA MICRON INTERNATIONAL BV
                               by Maurice J. Stroop


                               /s/ MAURICE J. STROOP
                               ----------------------------------------
                                   Maurice J. Stroop
                                   Title Director of Finance



                               /s/ DIETMAR MAYERHAUSER
                               ----------------------------------------
                                   Dietmar Mayerhauser

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